Exhibit 99.1

NEWS RELEASE

CONTACT:
Gary S. Maier
Vice President, Corporate Communications & IR
(310) 972-5124

MOTORCAR PARTS OF AMERICA REPORTS STRONG FISCAL SECOND QUARTER RESULTS

- Record Gross Profits with Continued Strong Cash Flow, Debt Reduction and Liquidity -

LOS ANGELES, CA – November 10, 2025 – Motorcar Parts of America, Inc. (Nasdaq: MPAA) today reported results for its fiscal 2026 second quarter -- reflecting record sales and record gross profit for a fiscal second quarter with strong cash flow generation.

Key highlights for the quarter:

●	Net sales increased 6.4 percent to $221.5 million.

●	Gross profit increased 3.5 percent to a second quarter record of $42.7 million.

●	Generated $21.9 million of cash from operating activities and reduced net bank debt by $17.7 million to $56.7 million.

●	Repurchased 90,114 shares for $1.4 million at an average price of $15.41.

Fiscal 2026 Second Quarter Results

Net sales for the fiscal 2026 second quarter increased $13.3 million, or 6.4 percent, to $221.5 million from $208.2 million in the prior year.  Net sales for the quarter reflect $14.8 million of core revenue in connection with the realignment of inventory at certain customer distribution centers offset by the timing of purchases by one of our largest customers.

Gross profit was a second quarter record of $42.7 million compared with $41.3 million a year earlier.  Gross margin for the same period was 19.3 percent compared with 19.8 percent a year earlier -- impacted by non-cash expenses of $3.6 million, or 3.0 percent, and one-time cash expenses of $698,000, or 0.3 percent, as detailed in Exhibit 2.

Operating income for the fiscal 2026 second quarter increased 30.8 percent to $16.4 million from $12.5 million in the prior year.
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Motorcar Parts of America, Inc.
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Interest expense for the fiscal 2026 second quarter decreased by $1.5 million to $12.7 million from $14.2 million a year ago, reflecting lower average outstanding balances under the company’s credit facility and lower interest rates compared with a year ago.

Net loss for the fiscal 2026 second quarter was $2.1 million, or $0.11 per share, compared with a net loss of $3.0 million, or $0.15 per share, for the prior year.  Net loss was impacted by non-cash expenses of $4.8 million, or $0.25 per share, and one-time cash expenses of $523,000, or $0.03 per share, as detailed in Exhibit 1.

“Results for the fiscal second quarter reflect continued success at leveraging the company’s prominent position within the non-discretionary automotive aftermarket and North American footprint,” said Selwyn Joffe, chairman, president, and chief executive officer.

He noted favorable industry dynamics remain catalysts for automotive aftermarket growth -- which include an increasing number of vehicles on the road and an aging car parc climbing to a current 12.8 years in the United States.

“The company’s solid financial position, cash flow generation and continued net debt reduction should continue to enhance our competitive position and support opportunities in a rapidly changing industry environment,” Joffe said.

Joffe highlighted that the company generated cash of approximately $21.9 million from operating activities during the fiscal 2026 second quarter and reduced net bank debt by $17.7 million to $56.7 million from $74.4 million.  He also highlighted that the company generated cash of approximately $31.9 million during the six-month period compared with $2.0 million for the prior year and reduced net bank debt by $24.6 million to $56.7 million from $81.4 million.

Six-Month Results

Net sales for the fiscal 2026 six-month period increased 31.8 million, or 8.4 percent, to a record $409.8 million from $378.1 million.  Net sales for the six-month period reflect $14.8 million of core revenue in connection with the realignment of inventory at certain customer distribution centers offset by the timing of purchases by one of our largest customers.

Gross profit for the fiscal 2026 six-month period increased to a record $76.6 million from $70.5 million a year earlier.  Gross margin for the fiscal 2026 six-month period was 18.7 percent compared with 18.6 percent a year earlier.  Gross margin for the fiscal 2026 six-month period was impacted by non-cash expenses of $7.4 million, or 2.5 percent, and one-time cash expenses of $2.1 million, or 0.5 percent, as detailed in Exhibit 4.

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Motorcar Parts of America, Inc.
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Interest expense decreased by $3.1 million for the six months to $25.5 million from $28.6 million a year ago, reflecting lower average outstanding balances under the company’s credit facility and lower interest rates compared with a year ago.

Net income for the fiscal 2026 six-month period was $893,000, or $0.04 per diluted share, impacted by non-cash expenses of $3.5 million, or $0.17 per diluted share, and one-time cash expenses of $1.6 million, or $0.08 per diluted share, compared with a net loss of $21.0 million, or $1.07 per share, a year ago, impacted by various items detailed in Exhibit 2.

Share Repurchase

During the fiscal 2026 second quarter, the company repurchased 90,114 shares for $1.4 million at an average share price of $15.41 under its current authorization program, supported by solid cash generation from operating activities. For the six-month period, the company repurchased 287,910 shares for $3.4 million at an average share price of $11.65.

The company anticipates further opportunities to build shareholder value through enhanced profitability and strong cash generation.

Use of Non-GAAP Measure

This press release includes the following non-GAAP measure – EBITDA, which is not a measure of financial performance under GAAP and should not be considered as an alternative to net income as a measure of financial performance. The company believes this non-GAAP measure, when considered together with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to the company’s results of operations. However, this non-GAAP measure has significant limitations in that it does not reflect all the costs and other items associated with the operation of the company’s business as determined in accordance with GAAP. In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies. Therefore, investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, measures of financial performance in accordance with GAAP. For a definition and reconciliation of EBITDA to net income, its corresponding GAAP measure, see the financial tables included in this press release. Also, refer to our Form 8-K to which this release is attached, and other filings we make with the SEC, for further information regarding this measure.

Earnings Conference Call and Webcast

Selwyn Joffe, chairman, president and chief executive officer, and David Lee, chief financial officer, will host an investor conference call today at 10:00 a.m. Pacific time to discuss the company’s financial results and operations. The call will be open to all interested investors either through a live audio webcast at www.motorcarparts.com or live by calling (888) 440-5584 (domestic) or (646) 960-0457 (international). For those who are not available to listen to the live broadcast, the call will be archived on Motorcar Parts of America’s website www.motorcarparts.com. A telephone playback of the conference call will also be available from approximately 1:00 p.m. Pacific time on November 10, 2025 through 8:59 p.m. Pacific time on November 17, 2025 by calling (800) 770-2030 (domestic) or (609) 800-9909 (toll) and using access code: 1545314.

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Motorcar Parts of America, Inc.
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About Motorcar Parts of America, Inc.

Motorcar Parts of America, Inc. is a remanufacturer, manufacturer, and distributor of automotive aftermarket parts -- including alternators, starters, wheel bearings and hub assemblies, brake calipers, brake pads, brake rotors, brake master cylinders, brake power boosters, turbochargers, and diagnostic testing equipment utilized in imported and domestic passenger vehicles, light trucks, and heavy-duty applications. Its products are sold to automotive retail outlets and the professional repair market throughout the United States, Canada, and Mexico, with facilities located in California, New York, Mexico, Malaysia, China and India, and administrative offices located in California, Tennessee, Mexico, Singapore, Malaysia, and Canada. In addition, the company’s electrical vehicle subsidiary designs and manufactures testing solutions for performance, endurance, and production of multiple components in the electric power train – providing simulation, emulation, and production applications for the electrification of both automotive and aerospace industries, including electric vehicle charging systems. Additional information is available at www.motorcarparts.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors. Reference is also made to the Risk Factors set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission (SEC) in June 2025 and in its Forms 10-Q filed with the SEC for additional risks and uncertainties facing the company. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

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(Financial tables follow)

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MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2025	2024	2025	2024
Net sales	$221,470,000	$208,186,000	$409,834,000	$378,073,000
Cost of goods sold	178,743,000	166,909,000	333,190,000	307,622,000
Gross profit	42,727,000	41,277,000	76,644,000	70,451,000
Operating expenses:
General and administrative	17,086,000	15,052,000	29,766,000	31,722,000
Sales and marketing	6,811,000	5,834,000	13,021,000	11,283,000
Research and development	3,928,000	2,443,000	7,234,000	4,876,000
Foreign exchange impact of lease liabilities and forward contracts	(1,469,000)	5,428,000	(9,817,000)	16,506,000
Total operating expenses	26,356,000	28,757,000	40,204,000	64,387,000
Operating income	16,371,000	12,520,000	36,440,000	6,064,000
Other expenses:
Interest expense, net	12,699,000	14,182,000	25,511,000	28,569,000
Change in fair value of compound net derivative liability	2,260,000	380,000	4,050,000	(2,200,000)
Total other expenses	14,959,000	14,562,000	29,561,000	26,369,000
Income (loss) before income tax expense	1,412,000	(2,042,000)	6,879,000	(20,305,000)
Income tax expense	3,561,000	912,000	5,986,000	734,000
Net (loss) income	$(2,149,000)	$(2,954,000)	$893,000	$(21,039,000)
Basic net (loss) income per share	$(0.11)	$(0.15)	$0.05	$(1.07)
Diluted net (loss) income per share	$(0.11)	$(0.15)	$0.04	$(1.07)
Weighted average number of shares outstanding:
Basic	19,366,633	19,760,028	19,367,840	19,717,517
Diluted	19,366,633	19,760,028	20,194,954	19,717,517

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	September 30, 2025	March 31, 2025
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$15,710,000	$9,429,000
Short-term investments	2,025,000	1,881,000
Accounts receivable — net	104,010,000	91,064,000
Inventory — net	372,590,000	359,669,000
Contract assets	30,306,000	29,606,000
Prepaid expenses and other current assets	22,091,000	19,822,000
Total current assets	546,732,000	511,471,000
Plant and equipment — net	32,292,000	31,990,000
Operating lease assets	67,208,000	66,603,000
Long-term deferred income taxes	5,897,000	4,569,000
Long-term contract assets	331,344,000	336,268,000
Goodwill and intangible assets — net	3,603,000	3,757,000
Other assets	2,892,000	2,978,000
TOTAL ASSETS	$989,968,000	$957,636,000
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$196,245,000	$172,117,000
Customer finished goods returns accrual	38,058,000	34,411,000
Contract liabilities	52,588,000	38,158,000
Revolving loan	72,419,000	90,787,000
Other current liabilities	5,709,000	5,570,000
Operating lease liabilities	9,763,000	9,982,000
Total current liabilities	374,782,000	351,025,000
Convertible notes, related party	43,444,000	35,207,000
Long-term contract liabilities	243,582,000	241,404,000
Long-term deferred income taxes	640,000	362,000
Long-term operating lease liabilities	61,031,000	65,308,000
Other liabilities	7,953,000	6,631,000
Total liabilities	731,432,000	699,937,000
Commitments and contingencies
Shareholders' equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued	-	-
Series A junior participating preferred stock; par value $.01 per share, 20,000 shares authorized; none issued	-	-
Common stock; par value $.01 per share, 50,000,000 shares authorized; 19,547,144 and 19,435,706 shares issued and outstanding at September 30, 2025 and March 31, 2025, respectively	195,000	194,000
Additional paid-in capital	232,182,000	234,413,000
Retained earnings	20,926,000	20,033,000
Accumulated other comprehensive income	5,233,000	3,059,000
Total shareholders' equity	258,536,000	257,699,000
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$989,968,000	$957,636,000

Additional Information and Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the company has included the following additional information and non-GAAP financial measures for the three and six months ended September 30, 2025 and 2024. Among other things, the company uses such additional information and non-GAAP adjusted financial measures in addition to and together with corresponding GAAP measures to help analyze the performance of its business.

The company believes this information helps provide a more complete understanding of the company's results of operations and the factors and trends affecting the company's business. However, this information should be considered as a supplement to, and not as a substitute for, or superior to, information contained in the company’s financial statements prepared in accordance with GAAP. In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies.

The company defines EBITDA as earnings before interest, taxes, depreciation, and amortization. A reconciliation of EBITDA to net income is provided below along with information regarding such items.

Items Impacting Net Income for the Three Months Ended September 30, 2025 and 2024	Exhibit 1

	Three Months Ended September 30,
	2025		2024
	$	Per Diluted Share	$	Per Diluted Share
GAAP net loss	$(2,149,000)	$(0.11)	$(2,954,000)	$(0.15)

Non-cash items impacting net income
Core and finished goods premium amortization	$2,988,000	$0.15	$2,621,000	$0.13
Revaluation - cores on customers' shelves	1,225,000	0.06	1,164,000	0.06
Share-based compensation expenses	1,984,000	0.10	1,016,000	0.05
Foreign exchange impact of lease liabilities and forward contracts	(1,469,000)	(0.08)	5,428,000	0.27
Gain due to realignment of inventory at customer distribution centers	(643,000)	(0.03)	-	-
Change in fair value of compound net derivative liability	2,260,000	0.12	380,000	0.02
Tax effect (a)	(1,586,000)	(0.08)	(2,652,000)	(0.13)
Total non-cash items impacting net income	$4,759,000	$0.25	$7,957,000	$0.40

Cash items impacting net income
New product line start-up costs and transition expenses, and severance and other (b)	-	-	1,498,000	0.08
Net tariff costs paid for products sold before price increases were effective	698,000	0.04	-	-
Tax effect (a)	(175,000)	(0.01)	(375,000)	(0.02)
Total cash items impacting net income	$523,000	$0.03	$1,123,000	$0.06

(a)	Tax effect is calculated by applying an income tax rate of 25.0% to items listed above; this rate may differ from the period's actual income tax rate.
(b)	For the three months ended September 30, 2024, consists of $1,298,000 impacting gross profit and $200,000 included in operating expenses.

Items Impacting Net Income for the Six Months Ended September 30, 2025 and 2024	Exhibit 2

	Six Months Ended September 30,
	2025		2024
	$	Per Diluted Share	$	Per Diluted Share
GAAP net income (loss)	$893,000	$0.04	$(21,039,000)	$(1.07)

Non-cash items impacting net income
Core and finished goods premium amortization	$5,835,000	$0.29	$5,349,000	$0.27
Revaluation - cores on customers' shelves	2,251,000	0.11	1,558,000	0.08
Share-based compensation expenses	2,930,000	0.15	2,016,000	0.10
Foreign exchange impact of lease liabilities and forward contracts	(9,817,000)	(0.49)	16,506,000	0.84
Gain due to realignment of inventory at customer distribution centers	(643,000)	(0.03)	-	-
Change in fair value of compound net derivative liability	4,050,000	0.20	(2,200,000)	(0.11)
Tax effect (a)	(1,152,000)	(0.06)	(5,807,000)	(0.29)
Total non-cash items impacting net income	$3,454,000	$0.17	$17,422,000	$0.88

Cash items impacting net income
New product line start-up costs and transition expenses, and severance and other (b)	-	-	4,438,000	0.23
Net tariff costs paid for products sold before price increases were effective	2,124,000	0.11	-	-
Tax effect (a)	(531,000)	(0.03)	(1,110,000)	(0.06)
Total cash items impacting net income	$1,593,000	$0.08	$3,328,000	$0.17

(a)	Tax effect is calculated by applying an income tax rate of 25.0% to items listed above; this rate may differ from the period's actual income tax rate.
(b)	For the six months ended September 30, 2024, consists of $1,298,000 impacting gross profit and $3,140,000 included in operating expenses.

Items Impacting Gross Profit for the Three Months Ended September 30, 2025 and 2024	Exhibit 3

	Three Months Ended September 30,
	2025		2024
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$42,727,000	19.3%	$41,277,000	19.8%

Non-cash items impacting gross profit
Core and finished goods premium amortization	$2,988,000	1.3%	$2,621,000	1.3%
Revaluation - cores on customers' shelves	1,225,000	0.6%	1,164,000	0.6%
Gain due to realignment of inventory at customer distribution centers (a)	(643,000)	1.1%	-	-
Total non-cash items impacting gross profit	$3,570,000	3.0%	$3,785,000	1.8%

Cash items impacting gross profit
New product line start-up costs and transition expenses	-	-	1,298,000	0.6%
Net tariff costs paid for products sold before price increases were effective	698,000	0.3%	-	-
Total cash items impacting gross profit	$698,000	0.3%	$1,298,000	0.6%

(a)	gross margin reflecting impact to net sales and cost of goods sold

Items Impacting Gross Profit for the Six Months Ended September 30, 2025 and 2024	Exhibit 4

	Six Months Ended September 30,
	2025		2024
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$76,644,000	18.7%	$70,451,000	18.6%

Non-cash items impacting gross profit
Core and finished goods premium amortization	$5,835,000	1.4%	$5,349,000	1.4%
Revaluation - cores on customers' shelves	2,251,000	0.5%	1,558,000	0.4%
Gain due to realignment of inventory at customer distribution centers (a)	(643,000)	0.5%	-	-
Total non-cash items impacting gross profit	$7,443,000	2.5%	$6,907,000	1.8%

Cash items impacting gross profit
New product line start-up costs and transition expenses	-	-	1,298,000	0.3%
Net tariff costs paid for products sold before price increases were effective	2,124,000	0.5%	-	-
Total cash items impacting gross profit	$2,124,000	0.5%	$1,298,000	0.3%

(a)	gross margin reflecting impact to net sales and cost of goods sold

Items Impacting EBITDA for the Three and Six Months Ended September 30, 2025 and 2024	Exhibit 5

	Three Months Ended September 30,		Six Months Ended September 30,
	2025	2024	2025	2024
GAAP net (loss) income	$(2,149,000)	$(2,954,000)	$893,000	$(21,039,000)
Interest expense, net	12,699,000	14,182,000	25,511,000	28,569,000
Income tax expense	3,561,000	912,000	5,986,000	734,000
Depreciation and amortization	2,373,000	2,601,000	4,822,000	5,330,000
EBITDA	$16,484,000	$14,741,000	$37,212,000	$13,594,000

Non-cash items impacting EBITDA
Core and finished goods premium amortization	$2,988,000	$2,621,000	$5,835,000	$5,349,000
Revaluation - cores on customers' shelves	1,225,000	1,164,000	2,251,000	1,558,000
Share-based compensation expenses	1,984,000	1,016,000	2,930,000	2,016,000
Foreign exchange impact of lease liabilities and forward contracts	(1,469,000)	5,428,000	(9,817,000)	16,506,000
Gain due to realignment of inventory at customer distribution centers	(643,000)	-	(643,000)	-
Change in fair value of compound net derivative liability	2,260,000	380,000	4,050,000	(2,200,000)
Total non-cash items impacting EBITDA	$6,345,000	$10,609,000	$4,606,000	$23,229,000

Cash items impacting EBITDA
New product line start-up costs and transition expenses, and severance and other	-	1,498,000	-	4,438,000
Net tariff costs paid for products sold before price increases were effective	698,000	-	2,124,000	-
Total cash items impacting EBITDA	$698,000	$1,498,000	$2,124,000	$4,438,000